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                                                                    EXHIBIT 32.2


                     STATEMENT OF CHIEF FINANCIAL OFFICER OF
                              GENUINE PARTS COMPANY
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Genuine Parts Company (the "Company") on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jerry
W. Nix, Executive Vice President - Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


     /s/ Jerry W. Nix
---------------------------
Jerry W. Nix
Executive Vice President - Finance and Chief Financial Officer
August 5, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Genuine Parts Company and will be retained by Genuine Parts Company and furnished to the Securities and Exchange Commission or its staff upon request.